Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No 333-270380) pertaining to the 2020 Equity Incentive Plan and 2022 Inducement Plan of Galecto, Inc.,
(2)
Registration Statement (Form S-8 No 333-262823) pertaining to the 2020 Equity Incentive Plan of Galecto, Inc.,
(3)
Registration Statement (Form S-8 No 333-249852) pertaining to the 2020 Stock Option and Incentive Plan and 2020 Equity Incentive Plan of Galecto, Inc.,
(4)
Registration Statement (Form S-8 No 333-254805) pertaining to the 2020 Equity Incentive Plan of Galecto Inc.,
(5)
Registration Statement (Form S-8 No 333-277792) pertaining to the 2020 Equity Incentive Plan of Galecto Inc.,

of our report dated March 19, 2025, with respect to the consolidated financial statements of Galecto, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 19, 2025